EXHIBIT 1
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                           JOINT FILING AGREEMENT
                           ----------------------

          We, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of

us.


                         KKR ASSOCIATES



                         By:/s/ Paul E. Raether
                            -----------------------
                            Name:  Paul E. Raether
                            Title:  General Partner


                         BI ASSOCIATES, L.P.

                         By KKR Associates
                         General Partner



                         By:/s/ Paul E. Raether
                            ------------------------
                            Name:  Paul E. Raether
                            Title:  General Partner

                         CRIMSON ACQUISITION CORP.



                         By:/s/ Paul E. Raether
                            ------------------------
                            Name:  Paul E. Raether
                            Title: Chief Executive Officer







Dated:  April 26, 1995